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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 2-77235, 33-29022, 33-33458, 33-34406, 33-53777, 33-60225, 33-60227, 33-60237, 33-60815, 333-01411, 33-52931, 33-33590, 333-76914, 333-87708, 333-09055, 333-23315, 333-31305, 333-41813, 333-44981, 333-48435, 333-81157, 333-87751, 333-87859, 333-87925, 333-30424, 333-33692, 333-36510, 333-102872, 333-102870, 333-103471, 333-104806, 333-114190 and 333-131934) and the Registration Statements on Form S-3 (Nos. 33-49475(1), 33-31732, 33-50537, 33-65119, 33-65119(1), 333-03763, 333-21073, 333-27669, 333-40669, 333-70521, 333-32690, 333-102603, 333-37034 and 333-101034) of International Business Machines Corporation of our report dated February 28, 2006, relating to the financial statements, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in the 2005 Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated February 28, 2006, relating to the Financial Statement Schedule, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
New York, New York
February 28, 2006

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM